UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2006

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2006, Healthways, Inc. (the “Company”) entered into a change of control agreement dated July 27, 2006 (the “Agreement”) with Alfred Lumsdaine (“Executive”), the Company’s senior vice president, controller, and chief accounting officer. The Agreement provides, among other things, that if upon a change in control (as defined in the Agreement) the Executive is terminated, demoted, or resigns for good reason within twelve months of the change in control, he will be entitled to receive (i) base salary for up to sixteen months following the date of termination and (ii) group medical benefits for sixteen months following the date of termination. All unvested equity incentives and all unvested amounts in the Capital Accumulation Plan (“CAP”) shall terminate on the date of termination unless otherwise specified in the terms of the equity incentive agreements or the terms of the CAP in effect on the date of termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Change of Control Agreement dated as of July 27, 2006, between the Company and Alfred Lumsdaine

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: July 27, 2006

EXHIBIT INDEX

Exhibit 10.1	Change of Control Agreement dated as of July 27, 2006, between the Company and Alfred Lumsdaine